Exhibit 99.2

Ivanhoe Energy provides further detail on current obligations to be reduced through an additional US$2.37 million secured bridge loan from Robert Friedland

VANCOUVER, Feb. 12, 2015 /CNW/ - Ivanhoe Energy Inc. (TSX: IE; NASDAQ: IVAN) (TSX: IE.DB) announced yesterday that the company has entered into an agreement with founder Robert Friedland to provide the company with a further US$2.37 million (approximately C$3.0 million) secured bridge loan.

The company advised that all of the loan will be used to satisfy current obligations, including significant statutory severance payments in Ecuador and to reduce the company's trade payables.

The company expects that its severance obligations in Ecuador will total approximately US$883,000.  These severance obligations are recorded with the Ministry of Labor and their payment is mandatory.  Other obligations in Ecuador amounting to US$277,000 include government fees for terminating the Specific Services Contract as well as costs associated with completing studies for government environmental audits required for the company to fulfill its obligations under the termination agreement for the Specific Services Contract. In addition, the company will make total payments of approximately US$1.2 million to companies controlled by Mr. Friedland for unsecured trade payables that are in arrears dating back to April 2014. These affiliated companies provided aircraft and capital markets advisory services to the company during 2014.

The company will make additional disclosure respecting the status of its strategic and financial review process once the board of directors decides to pursue a specific transaction or series of transactions or otherwise determines that disclosure is necessary or appropriate. There can be no assurance that the current process will result in a transaction or, if a transaction is undertaken, that it will be successfully concluded in a timely manner or at all.

Ivanhoe Energy is an independent international heavy oil exploration and development company focused on pursuing long-term growth using advanced technologies, including its proprietary heavy oil upgrading process (HTL®). Ivanhoe Energy trades on the Toronto Stock Exchange with the ticker symbol IE and on the NASDAQ Capital Market with the ticker symbol IVAN. For more information about Ivanhoe Energy Inc. please visit www.ivanhoeenergy.com.

FORWARD-LOOKING STATEMENTS: This document includes forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to the potential for commercialization and future application of the heavy oil upgrading technology and other technologies, statements relating to the continued advancement of Ivanhoe Energy's projects, statements relating to the timing and amount of proceeds of agreed upon and contemplated disposition transactions, statements relating to anticipated capital expenditures, statements relating to the timing and success of regulatory review applications, and other statements which are not historical facts. When used in this document, the words such as "could," "plan," "estimate," "expect," "intend," "may," "potential," "should," and similar expressions relating to matters that are not historical facts are forward-looking statements. Although Ivanhoe Energy believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause actual results to differ from these forward-looking statements include the potential that the Company's projects will experience technological and mechanical problems, new product development will not proceed as planned, the HTL® technology to upgrade bitumen and heavy oil may not be commercially viable, geological conditions in reservoirs may not result in commercial levels of oil and gas production, the availability of drilling rigs and other support services, uncertainties about the estimates of reserves, the risk associated with doing business in foreign countries, environmental risks, changes in product prices, our ability to raise capital as and when required, our ability to complete agreed upon and planned asset dispositions, competition and other risks disclosed in Ivanhoe Energy's 2013 Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on EDGAR and the Canadian Securities Commissions on SEDAR.

SOURCE Ivanhoe Energy Inc.

%CIK: 0001106935

For further information: Investors: Bill Trenaman +1.604.331.9834; Media: Bob Williamson +1.604.512.4856

CO: Ivanhoe Energy Inc.

CNW 07:30e 12-FEB-15